Exhibit 14.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form F-3 (Nos 33-27604, 033-80246, 333-11458, 333-71438, 333-105463 and 333-106497) and Form S-8 (Nos 33-89814, 333-07040 and 333-08500) of AEGON N.V. and in the related Prospectuses, of our report dated March 5, 2003, except for Notes 5 and 6, as to which the date is November 14, 2003, with respect to the consolidated financial statements and schedules of AEGON N.V. included in this Annual Report (Form 20-F/A) for the year ended December 31, 2002.

The Hague, The Netherlands, November 14, 2003

/S/  ERNST & YOUNG ACCOUNTANTS

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